ADVENTRX APPOINTS ICAHN REPRESENTATIVE TO BOARD OF DIRECTORS

SAN DIEGO (February 3, 2010) – ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) today announced that Odysseas D. Kostas, M.D. will join its Board of Directors. Dr. Kostas also will serve on the Board’s Audit Committee. Dr. Kostas was appointed as the representative of entities affiliated with Carl C. Icahn.

“We are delighted to welcome Odysseas to our Board of Directors,” said Jack Lief, Chair of the ADVENTRX Board of Directors and the Board’s Audit Committee. “His insights should prove valuable as we advance our product candidates towards commercialization.”

Dr. Kostas, M.D. is an attending physician and one of seven hospitalists at Greenwich Hospital, a member of the Yale New Haven Health System and a subsidiary of Greenwich Health Care Services, Inc. At Greenwich Hospital, Dr. Kostas is a member of various committees that oversee aspects of the hospital’s operational decision-making. Since March 2007, Dr. Kostas has provided advisory services to Boards of Directors of biotechnology companies, primarily in the area of strategic and partnering transactions, including ImClone Systems Incorporated prior to its sale to Eli Lilly and Company. In May 2003, Dr. Kostas founded a private medical practice that he owned and operated, treating over 2,000 patients, until May 2008. Dr. Kostas holds a B.S. in biology from the Massachusetts Institute of Technology and an M.D. from the University of Texas Southwestern Medical School and is board certified in internal medicine.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a specialty pharmaceutical company whose product candidates are designed to improve the performance of existing cancer treatments by addressing limitations associated principally with their safety and use. More information can be found on ADVENTRX’s web site at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: successfully educating new directors and integrating new directors with existing directors and management; the risk that directors’ will undertake projects that divert their respective attention from ADVENTRX matters, or that may pose a conflict of interest with ADVENTRX; ADVENTRX’s dependence on the success of ANX-530, and uncertainty as to whether ANX-530 will receive regulatory approval or be commercialized successfully; the potential that FDA may not accept the ANX-530 NDA for review, or that the bioequivalence data and other information included in the ANX-530 NDA may not adequately support bioequivalence with Navelbine, including as a result of performing pharmacokinetic equivalence analyses based on a patient population other than the population on which ADVENTRX based its analysis; the potential that changes made in transferring the manufacturing process for ANX-530 may result in a lack of comparability between the commercial product and the material used in clinical trials, and that FDA may require ADVENTRX to perform additional non-clinical or clinical studies; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to revise or update any forward-looking statement set forth in this press release to reflect events or circumstances arising after the date on which it was made.

Company Contact:	Investor Contact:
ADVENTRX Pharmaceuticals Brian Culley, Principal Executive Officer 858-552-0866	Lippert/Heilshorn & Associates, Inc. Don Markley (dmarkley@lhai.com) 310-691-7100

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